REGISTRATION RIGHTS AGREEMENT ASSIGNMENT

This Registration Rights Agreement Assignment (this "Assignment") dated as of October 6, 2005, by and among American Commercial Lines Inc., a Delaware corporation (the "Company"), HY I Investments, L.L.C., a Delaware limited liability company ("HY I"), GVI Holdings, Inc., a Delaware corporation ("GVI") and each of the other parties listed on the signature pages hereof (each, including GVI, an "Additional Party" and collectively, the "Additional Parties")

W I T N E S S E T H

WHEREAS, the Company and HY I are parties to that certain Registration Rights Agreement dated as of January 12, 2005, as amended (the "Registration Rights Agreement");

WHEREAS, the Company is in the process of offering (the "Public Offering") shares of its authorized common stock, par value $0.01 per share ("Company Common Stock"), to the public and has filed a Registration Statement on Form S-1 (the "Registration Statement") in connection therewith;

WHEREAS, HY I wishes to distribute (the "Distribution") certain of its shares of Company Common Stock to certain parties including the Additional Parties immediately prior to the Company entering into a Purchase Agreement with the underwriters to effect the Public Offering (the "Purchase Agreement");

WHEREAS, the Additional Parties are Permitted Assignees (as defined in the Registration Rights Agreement) that wish to become parties to the Registration Rights Agreement

WHEREAS, GVI wishes to sell in the Public Offering pursuant to the Registration Rights Agreement certain of the shares of Company Common Stock it receives in the Distribution.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.            Assignment and Agreement to be Bound. Effective simultaneously with the Distribution, (i) HY I herby assigns to each of the Additional Parties its rights under the Registration Rights Agreement, (ii) HY I shall remain a Holder (as defined in the Registration Agreement) after giving effect to such assignment, (iii) each such Additional Party shall become a Holder for all purposes of the Registration Rights Agreement, and (iv) each Additional Party hereby agrees to be bound by the terms of the Registration Rights Agreement as a Holder.

2.            Representations and Warranties. HY I and the Additional Parties hereby represent and warrant to the Company that simultaneously with the Distribution, each Additional Party will be a Permitted Transferee.

3.            Information for Indemnification Purposes. For purposes of the Registration Rights Agreement (including Section 7 thereof) and the Purchase Agreement (including Section 6 thereof), all information relating to HY I or GVI included in the Registration Statement and each related preliminary prospectus, prospectus, amendment and supplement was provided by HY I and GVI to the Company specifically for inclusion therein, including, without limitation, all information relating to HY I and GVI contained in the prospectus under the captions "Risk Factors-Risks Related to Our Offering and Our Common Stock" and "Principal and Selling Stockholders."

4.            Effect of Assignment; Entire Agreement. The Registration Rights Agreement shall remain in full force and effect without amendment but with giving effect the assignment provided for herein. This Assignment embodies the entire agreement and understanding between the Company and the Holders in respect of the subject matter contained herein.

5.            Governing Law; Jurisdiction. THIS FIRST AMENDMENT SHALL BE GOVERNED EXCLUSIVELY BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.            Counterparts and Facsimile Execution. This Assignment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts together shall together constitute one and the same instrument. This Assignment may be executed by facsimile signatures.

Any capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Registration Rights Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered as of the date first above provided.

AMERICAN COMMERCIAL LINES INC.

By:	/s/ Lisa L. Fleming

Name: Lisa L. Fleming

Title: Senior Vice President

HY I INVESTMENTS, L.L.C.

By:	/s/ Donald J. Liebentritt

Name: Donald J. Liebentritt

Title:	Vice President

GVI HOLDINGS, INC.

EGI-FUND (05-07) INVESTORS, L.L.C.

SZ INVESTMENTS, L.L.C.

GREAT AMERICAN MANAGEMENT AND INVESTMENT, INC.

Each by: /s/ Donald J. Liebentritt

Name: Donald J. Liebentritt

Title:	Vice President

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